United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 4, 2010

Date of Report

[Date of Earliest Event Reported]

BULLION MONARCH MINING, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

20 North Main Street, Suite #202

St. George, Utah 84770

 (Address of Principal Executive Offices)

(801) 426-8111

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On October 4, 2010, the Company held its 2010 Annual Meeting of Shareholders.  Two proposals were submitted to and approved by the Company’s shareholders, the election of directors and the ratification of our auditors for the coming year.  The holders of 28,390,214 shares of common stock, 73.39% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy.  The proposals are described in detail in the Proxy Statement that was filed with the Securities and Exchange Commission on August 24, 2010, under Bullion Monarch Mining, Inc., CIK No. 0000015288, which is our predecessor.  The final results were as follows:

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Proposal No. 1.

Election of Members to the Board of Directors	For	Withhold

R. Don Morris	19,644,512	61,745
Peter Passaro	19,624,402	78,855
James A. Morris	19,625,512	76,745
John DeMara	19,674,995	28,262
Larry L. Anderson, PhD	19,672,895	29,362

Proposal No. 2.

Ratify Mantyla McReynolds, LLC as our independent registered public accounting firm	For	Against	Abstain

	28,378,094	4,598	7,522

Item 7.01  Regulation FD Disclosure.

See Exhibit 99.1, a Press Release dated October 7, 2010, a copy of which is attached hereto and incorporated herein by reference, regarding the voting results at the Annual Meeting of Shareholders held on October 4, 2010, and the requirement that shareholders of Bullion Monarch Company, a predecessor of Bullion Monarch Mining, Inc., are required to exchange their rights in the dissolved Bullion Monarch Mining (“Old Bullion”) for a like number of shares of Bullion Monarch Mining, Inc. (“New Bullion”) that would equal the number of shares of Old Bullion previously represented by such rights, by September 26, 2011, or such rights will no longer be exchangeable for such shares.

See Exhibit 99.2, a Press Release dated October 11, 2010, a copy of which is attached hereto and incorporated herein by reference, regarding “no new information” that would cause the surge in the volume and share price of the Company’s common stock on the OTCBB on October 11, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Description and Exhibit No.

99.1

Press Release dated October 7, 2010.

99.2

Press Release dated October 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLION MONARCH MINING, INC.

Date:	10/12/2010	By:	/s/ R. Don Morris
R. Don Morris
President

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